Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY CLOSES AMEREDEV ACQUISITION

DALLAS, Texas, September 19, 2024 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced the closing of its previously announced strategic bolt-on acquisition of a subsidiary of Ameredev II Parent, LLC (“Ameredev”) from affiliates of EnCap Investments L.P. (“EnCap”) for cash consideration of $1.832 billion, which amount is subject to customary post-closing adjustments (the “Ameredev Acquisition”). The Ameredev Acquisition includes:

•	Approximately 33,500 contiguous net acres (82% held by production; over 99% operated) in the core of the Delaware Basin;
•	Production that is expected to average between 25,500 and 26,500 barrels of oil and natural gas equivalent (“BOE”) per day during the remainder of the third quarter of 2024, which is anticipated to decline in the fourth quarter of 2024 (due to natural declines and the temporary shutting-in of wells for offset completion operations) before increasing again in the first half of 2025;
•	431 gross (371 net) operated locations, including prospective targets throughout the Wolfcamp and Bone Spring formations;
•	Total proved oil and natural gas reserves of approximately 118 million BOE (60% oil); and
•	An approximate 19% equity interest in the parent company of Piñon Midstream, LLC (“Piñon”).

Joseph Wm. Foran, Matador’s Founder, Chairman and CEO, commented, “On behalf of the Board and executive committee, I would like to acknowledge the extra effort and professionalism of everyone at Matador, Ameredev and EnCap to close this important transaction on time and as scheduled. The Ameredev assets include one of the largest, contiguous blocks of available acreage in the core of the Delaware basin—directly between two of our better asset areas—and we are excited to have the opportunity to integrate the Ameredev properties into our existing assets. The Ameredev gathering assets include 135 miles of water, natural gas and oil pipelines.

“Following the addition of the Ameredev Acquisition, Matador will have collectively over 190,000 net acres in the core of the Delaware Basin, production exceeding 180,000 BOE per day and proved oil and natural gas reserves of over 600 million BOE. In addition, we will have approximately 2,000 net locations, which provides inventory of 10 to 15 years with wells exceeding a 50% average rate of return.

“The Ameredev Acquisition also includes an approximate 19% equity interest in the parent company of Piñon. On August 21, 2024, Enterprise Products Partners L.P. announced that it was acquiring Piñon for $950 million in enterprise value. Matador expects to receive its proportionate share of such proceeds, in accordance with the applicable payout mechanism, following the closing of the Piñon acquisition, which Enterprise has indicated is expected to occur in the fourth quarter of 2024, subject to customary regulatory approvals.

“Matador successfully integrated the Advance assets that we acquired during 2023, and we are confident that we will successfully integrate the Ameredev assets as we go forward in much the same manner. To start, our operations team expects to implement on new wells operational efficiencies such as ‘simul-frac’ and ‘trimul-frac’ completion operations, dual fuel technologies and other operational efficiencies on the Ameredev assets that have worked well on other properties. Matador estimates that these operational efficiencies will result in synergies of approximately $160 million over the next five years.

“The Ameredev Acquisition was funded through borrowings under our credit facility after we took significant strides early in 2024 to strengthen our balance sheet and, more recently, increased the commitments under our credit facility from $1.5 billion to $2.5 billion, including a $250 million term loan. We express our appreciation to PNC Bank for their leadership and to each of the 19 banks in our bank group for their confidence and support in connection with this acquisition.

“We are excited about our positive outlook for the remainder of 2024 and 2025. We look forward to further discussing the Ameredev assets, including our plans for the fourth quarter of 2024, during our third quarter 2024 earnings release and conference call next month. We especially want to express our respect and appreciation for Ameredev’s professionalism and cooperation in the transition process, both with its management team and its field and office staff.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, oil, natural gas and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits, opportunities and results with respect to the Ameredev Acquisition, including any expected value creation, reserves additions, midstream opportunities, successful integration of the Ameredev assets, operational efficiencies and related synergies, receipt of proceeds from the sale of Piñon and other anticipated impacts from the Ameredev Acquisition, as well as other aspects of the transaction, guidance, projected or forecasted financial and operating results, future liquidity, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, disruption from the Company’s acquisitions, including the Ameredev Acquisition, making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Company’s acquisitions, including the Ameredev Acquisition; the risk of litigation and/or regulatory actions related to the Company’s acquisitions, including the Ameredev Acquisition, as well as the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of the Company’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on the Company’s operations due to seismic events; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions, including the Ameredev Acquisition; availability of sufficient capital to execute its business plan, including from future cash flows, available borrowing capacity under its revolving credit facilities and otherwise; the operating results of and the availability of any potential distributions from our joint ventures; weather and environmental conditions; and the other factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Senior Vice President – Investor Relations

investors@matadorresources.com

(972) 371-5225

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